As filed with the Securities and Exchange Commission on July 9, 2004
Registration No. 333-113916

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FINISAR CORPORATION

(Exact name of Registrant s specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3038428 (I.R.S. Employer Identification No.)

1308 Moffett Park Drive
Sunnyvale, California 94089
(408) 548-1000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

JERRY S. RAWLS
Chief Executive Officer Finisar Corporation
1308 Moffett Park Drive
Sunnyvale, California 94089
(408) 548-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen K. Workman Senior Vice President, Finance, Chief Financial Officer and Secretary Finisar Corporation 1308 Moffett Park Drive Sunnyvale, California 94089 (408) 548-1000	Dennis C. Sullivan, Esq. Gray Cary Ware & Freidenrich LLP 2000 University Avenue East Palo Alto, California 94303 (650) 833-2000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. ☐

EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, File No. 333-113916, is being filed with the Securities and Exchange Commission for the sole purpose of de-registering the shares of common stock not sold under this Registration Statement. A total of 545,349 shares of common stock have been sold under this Registration Statement to date. Finisar Corporation hereby de-registers 54,651 shares.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on July 8, 2004.

FINISAR CORPORATION
By:	/s/ Jerry S. Rawls*
Jerry S. Rawls
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ Jerry S. Rawls* Jerry S. Rawls	President and Chief Executive Officer (Principal Executive Officer)	July 8, 2004
/s/ Frank H. Levinson* Frank H. Levinson	Chairman of the Board	July 8, 2004
/s/ Stephen K. Workman Stephen K. Workman	Senior Vice President, Finance, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	July 8, 2004
/s/ Michael C. Child* Michael C. Child	Director	July 8, 2004
/s/ Roger C. Ferguson* Roger C. Ferguson	Director	July 8, 2004
Harold Hughes	Director
/s/ Larry D. Mitchell* Larry D. Mitchell	Director	July 8, 2004
*By: / s/ Stephen K. Workman Stephen K. Workman	Attorney-In-Fact	July 8, 2004

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